Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Barfresh Food Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.000001 per share	Rules 457(c) and (h)	650,000	(2)	$3.45	(3)	$2,242,500	147.60 per $1,000,000	$330.99
Equity	Common Stock, par value $0.000001 per share	Rules 457(c) and (h)	1,400,000	(3)	3.45		4,830,000		712.91
	Total Offering Amounts						$7,072,500		$1,043.90
	Total Fee Offsets								—
	Net Fee Due								$1,043.90

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.000001 per share (“Common Stock”) that become issuable under the Registrant’s First Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”) or the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Common Stock that increases the number of outstanding shares of Common Stock.

(2)	Represents an additional 650,000 shares of Common Stock reserved and available for issuance under the 2023 Plan as of the date of this Registration Statement. As of the date hereof, 86,873 shares of Common Stock are subject to outstanding restricted stock awards, and 438,515 shares of Common Stock are subject to outstanding performance share awards under the 2023 Plan.

(3)	Represents 1,400,000 shares of Common Stock reserved and available for issuance under the 2024 ESPP as of the date of this Registration Statement.

(4)	Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.94, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Capital Market on August 8, 2024 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).